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                                                                    EXHIBIT 23.1

                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTS

To Foothill Independent Bancorp:

         We consent to the incorporation by reference in Registration Statement No. 2-89744 on Form S-8 filed March 1, 1984, Registration Statement No. 33-57586 on Form S-8 filed January 29, 1993, and Registration Statement No. 33-83854 on Form S-3 filed September 12, 1994, of our report dated February 18, 2000 on the consolidated financial statements of Foothill Independent Bancorp as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included at Page 35 of its Annual Report on Form 10-K for the year ended December 31, 1999.


                                       /s/ VAVRINEK, TRINE, DAY & CO.,LLP
                                       -----------------------------------------
                                           VAVRINEK, TRINE, DAY & CO., LLP
                                           Certified Public Accountants


March 28, 2000
Rancho Cucamonga, California